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                             AMENDMENT TO SUPPLEMENTAL
                           EXECUTIVE RETIREMENT AGREEMENT

                                   June 16, 1998



By Agreement dated October 24, 1990, Jerome J. Meyer ("Executive"), and Tektronix, Inc. ("Tektronix"), entered into a Supplemental Executive Retirement Agreement. By action of the Board on June 16, 1998, the Supplemental Executive Retirement Agreement is hereby amended as follows:

     Paragraph 3.1 (d) "Final Average Pay," is hereby deleted and replaced with the following:

          (d) "Final Average Pay" means the average total cash compensation for the highest three of the last five consecutive twelve month periods immediately preceding Executive's retirement or termination as a Tektronix' employee. Total cash compensation for this purpose consists of base pay, profit share and any incentive compensation, plus any amounts deferred at the election of executive under any deferred compensation plan of Tektronix.

     Except as specifically amended herein, the Supplemental Executive Retirement Agreement dated October 24, 1990 shall remain in full force and effect.


Tektronix, Inc.


By:_______________________              ____________________________
      James F. Dalton                   Jerome J. Meyer
      Vice President, General
      Counsel and Secretary